UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2004

Lifeline Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	000-13617	20-1591429
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

111 Lawrence Street, Framingham, Massachusetts	01702
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 988-1000

Lifeline Holdings, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

For purposes of this Current Report on Form 8-K, the “Company” shall refer to Lifeline Systems, Inc. (f/k/a Lifeline Holdings, Inc. prior to the Share Exchange (as defined below)), and “Lifeline Systems” shall refer to Lifeline Systems Company (f/k/a Lifeline Systems, Inc. prior to the Share Exchange).

Item	8.01. Other Events

Effective as of December 9, 2004, pursuant to an Agreement and Plan of Share Exchange (the “Share Exchange Plan”) dated October 25, 2004 between the Company and Lifeline Systems that was approved by the sole shareholder of the Company by written consent as of September 10, 2004 and the shareholders of Lifeline Systems at a special meeting held on December 8, 2004, each outstanding share of Lifeline Systems common stock was exchanged for one share of Company common stock (the “Share Exchange”). As a result of the Share Exchange, the shareholders of Lifeline Systems immediately prior to the Share Exchange became the shareholders of the Company. In addition, the Company, which was a wholly-owned subsidiary of Lifeline Systems prior to the Share Exchange, became the sole shareholder and parent corporation of Lifeline Systems. The shares of Company common stock issued in connection with the Share Exchange were registered under the Securities Act of 1933, as amended, pursuant to the Company’s Registration Statement on Form S-4 (No. 333-118929) filed on October 27, 2004 and declared effective by the SEC on October 28, 2004 (the “Registration Statement”).

In addition to the Share Exchange, the Company and Lifeline Systems expect to take a number of other actions to complete the reorganization into a holding company structure (all such actions, including the Share Exchange, the “Reorganization”). These actions include reorganizing the Company’s subsidiaries such that Lifeline Systems will become an indirect, wholly-owned subsidiary of the Company and the conversion of Lifeline Systems into a Massachusetts business trust. A more complete description of the actions to be taken pursuant to the Reorganization may be found in the Registration Statement.

Pursuant to the Share Exchange Plan, the Company assumed each of Lifeline Systems’ 1991 Stock Option Plan, 1994 Stock Option Plan, 2000 Stock Incentive Plan, 2000 Employee Stock Option Plan and 2000 Employee Stock Purchase Plan, each as amended to date, including the ability to grant options and other awards under the 2000 Stock Incentive Plan and 2000 Employee Stock Purchase Plan. Each outstanding option and other award assumed by the Company is exercisable or issuable upon the same terms and conditions as were in effect immediately prior to the completion of the Share Exchange. The number of shares of Company common stock issuable upon the exercise or issuance of such an option or award after the completion of the Share Exchange equals the number of shares of Lifeline Systems common stock subject to the option or award prior to the completion of the Share Exchange.

Prior to the Share Exchange, Lifeline Systems’ common stock was registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and was quoted on the NASDAQ National Market. Pursuant to Rule 12g-3 promulgated under the Exchange Act, the Company’s common stock is also deemed registered pursuant to Section 12(g) of the Exchange Act because the Company is the successor issuer of Lifeline Systems. The Company’s common stock is now quoted on the NASDAQ National Market under the same symbol as its predecessor, “LIFE.”

Prior to the Share Exchange, Lifeline Systems filed reports pursuant to Section 12(g) of the Exchange Act. Such reports and other information may be viewed at the Securities and Exchange Commission’s (the “SEC’s”) public reference room located at 450 Fifth Street, N.W., Washington D.C. 20549. The SEC also maintains a website at http://www.sec.gov, which provides online access to reports, proxy and information statements and other information regarding registrants that file with the SEC.

This Current Report on Form 8-K is being filed by the Company as the initial report of the Company to the SEC and as notice that the Company is the successor issuer to Lifeline Systems under Rule 12g-3 of the Exchange Act, and is thereby subject to the informational requirements of the Exchange Act, and the rules and regulations promulgated thereunder and in accordance therewith will file reports and other information with the SEC. The first periodic report to be filed by the Company with the SEC will be its Annual Report on Form 10-K for the year ended December 31, 2004.

The Share Exchange Plan is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Share Exchange Plan does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

Item 9.01. Financial Statements and Exhibits

(c)    Exhibits

The Exhibits to this report are listed in the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFELINE SYSTEMS, INC.
Date: December 10, 2004	By: /s/ Mark G. Beucler
Mark G. Beucler Vice President, Finance, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Share Exchange, dated as of October 25, 2004, by and among the Company and Lifeline Systems (incorporated by reference to the Registration Statement on Form S-4 filed by the Company on October 27, 2004).